    As filed with the Securities and Exchange Commission on December 23, 2003

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     Kemper Investors Life Insurance Company
             (Exact name of registrant as specified in its charter)

                      Illinois                                 36-3050975
           (State or other jurisdiction of                  (I.R.S. Employer
           incorporation or organization)                  Identification No.)

1400 American Lane, Schaumburg, Illinois 60196 (847)605-6310                                               6312
     (Address, including zip code, and telephone number,                           (Primary Standard Industrial
including area code, of registrant's principal executive offices)                   Classification Code Number)

                              Debra P. Rezabek, Esq.
                     Kemper Investors Life Insurance Company
          1400 American Lane, Schaumburg, Illinois 60196 (847)605-6310
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

          Frank Julian, Esq.                       Christopher S. Petito, Esq.
Kemper Investors Life Insurance Company                 Jorden Burt LLP
         1600 McConnor Parkway                1025 Thomas Jefferson Street, N.W.
    Schaumburg, Illinois 60196-6801                      Suite 400E
                                                   Washington, D.C. 20007

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                                               CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                           Proposed          Proposed
                                                       Amount to be        Maximum            Maximum            Amount of
 Title of Each Class of Securities to be Registered     Registered      Offering Price       Aggregate        Registration Fee
                                                                           per Unit        Offering Price
===============================================================================================================================
Market Value Adjusted Deferred Annuity Contracts        $10,000,000                         $10,000,000            $809.00
and Participating Interests therein.                                          *
===============================================================================================================================

*These Contracts are not issued in predetermined amounts or units. $50,000,000 of market value adjusted interests under deferred annuity contracts previously were registered with the initial Registration Statement on Form S-1 (File No.333-22389) of which $144,458, for which a filing fee of $43.78 was previously paid, are being carried forward pursuant to Rule 429.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

                                EXPLANATORY NOTE

Registrant hereby amends this Registration Statement for the sole purpose of registering additional interests under deferred variable annuity contracts previously described in the May 1, 2003 prospectuses contained in Registrant's Form S-3 registration statement (File No. 333-22389). Registrant incorporates herein by reference those prospectuses, which remain unchanged.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The expenses of issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

                                                                      Amount*
                                                                      -------

Securities and Exchange Commission Registration Fees ...........   $      809.00
Printing and Engraving .........................................   $   50,000.00
Accounting Fees and Expenses ...................................   $   15,000.00
Legal Fees and Expenses ........................................   $   15,000.00
                                                                   -------------
         Total Expenses ........................................   $   81,809.00
                                                                   =============

* Expenses are estimated and are for period ending May 1, 2004 for continuous offering of interest pursuant to Rule 415 but are not deducted from proceeds.


Item 15.  Indemnification of Directors and Officers.

Article VI, Section 1. of the Bylaws of Kemper Investors Life Insurance Company provides for indemnification of Directors and Officers as follows:

                  Section 1. The company shall indemnify any person against all expenses (including attorneys fees), judgments, fines, amounts paid in settlement and other costs actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) in which he is a party or is threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the company, or serving or having served, at the request of the company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of his holding a fiduciary position in connection with the management or administration of retirement, pension, profit sharing or other benefit plans including, but not limited to, any fiduciary liability under the Employee Retirement Income Security Act of 1974 and any amendment thereof, if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Item 16.  Exhibits.

Exhibit No.       Description
-----------       -----------

/1/1(a)           Distribution Agreement

/2/1(b)           Specimen Selling Group Agreement of Investors Brokerage
                  Services, Inc.

/2/1(c)           General Agent Agreement

2                 Not Applicable

/4/4(a)           Form of Group Variable, Fixed and Market Value Adjusted
                  Annuity Contract

/4/4(b) Form of Certificate to Group Variable, Fixed and Market Value Adjusted Annuity Contract.

/4/4(c) Form of Individual Variable, Fixed and Market Value Adjusted Annuity Contract.

/4/4(d)           Form of Application

5                 Opinion and Consent of Counsel regarding legality

8                 Not Applicable

12                Not Applicable

15                Not Applicable

/5/23(a)          Consent of PricewaterhouseCoopers LLP, Independent Accountants

/3/23(b)          Consent of Counsel

24                Not Applicable

25                Not Applicable

26                Not Applicable

________________

/1/ Incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-02491) filed on or about April 12, 1996.

/2/ Incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-02491) filed on or about April 23, 1997.

/3/ Incorporated herein by reference to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-22389) filed on or about November 3, 1997.

/4/ Incorporated herein by reference to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-22389) filed on or about April 8, 1998.

/5/ Incorporated herein by reference to Amendment No. 9 to the Registration Statement on Form S-3 (File No. 333-22389) filed on or about April 16, 2003.

Item 17.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mercer Island, State of Washington on the 22nd day of December, 2003.

                                      KEMPER INVESTORS LIFE INSURANCE COMPANY
                                      (Registrant)


                                       BY:   /s/      Diane C. Davis
                                          --------------------------------------
                                            Diane C.Davis, President and Chief
                                            Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following directors and principal officers of Kemper Investors Life Insurance Company in the capacities indicated on the 22nd day of December, 2003.

            Signature                                                  Title
            ---------                                                  -----
/s/  Diane C. Davis                                    President, Chief Executive Officer and
------------------------------------                   Director
Diane C. Davis                                         (Principal Executive Officer)


/s/  Matthew W. Kindsvogel                             Executive Vice President, Treasurer,
------------------------------------                   Chief Financial Officer and Director
Matthew W. Kindsvogel                                  (Principal Financial Officer and Principal Accounting Officer)


/s/  David A. Bowers                                   Director
------------------------------------
David A. Bowers


/s/  Kenneth E Owens                                   Director
------------------------------------
Kenneth E. Owens

NEED TO VERIFY

                                  EXHIBIT LIST

The following exhibits are filed herewith:

                                                                                   Sequentially
Exhibit                                                                              Numbered
Number                          Description                                           Pages*
------                          -----------                                           ------
  5        Opinion and Consent of Counsel regarding Legality